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                                                                   EXHIBIT 99.3


                          INGLES MARKETS, INCORPORATED
                                   TENDER OF
                   87/8% SENIOR SUBORDINATED NOTES DUE 2011,
           WHICH ARE NOT REGISTERED UNDER THE SECURITIES ACT OF 1933,
                                IN EXCHANGE FOR
                   87/8% SENIOR SUBORDINATED NOTES DUE 2011,
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933


      THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ____________, 2003, UNLESS EXTENDED (THE "EXPIRATION DATE"). ORIGINAL NOTES
   TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE. WHERE THE EXPIRATION DATE HAS BEEN EXTENDED, ORIGINAL NOTES
    TENDERED PURSUANT TO THE EXCHANGE OFFER AS OF THE PREVIOUSLY SCHEDULED EXPIRATION DATE MAY NOT BE WITHDRAWN AFTER THE DATE OF THE PREVIOUSLY SCHEDULED
                               EXPIRATION DATE.


To Registered Holders and The Depository Trust Company Participants:

         We are enclosing herewith the materials listed below relating to the offer by Ingles Markets, Incorporated (the "Issuer"), to exchange their 87/8% Senior Notes due 2011, which have been registered under the Securities Act of 1933 (the "New Notes"), for a like principal amount of their issued and outstanding 87/8% Senior Subordinated Notes due 2011, which were issued on May 29, 2003 and which are not registered under the Securities Act of 1933 (the "Original Notes"), upon the terms and subject to the conditions set forth in the Issuer's Prospectus, dated ___________, 2003 (the "Prospectus") and the related Letter of Transmittal (which, together with the Prospectus constitute the "Exchange Offer").

         Enclosed herewith are copies of the following documents:

         1.     Prospectus;

         2.     Letter of Transmittal;

         3.     Notice of Guaranteed Delivery, and

         4. Letter which may be sent to your clients for whose account you hold Original Notes in your name or in the name of your nominee, with space provided for obtaining such client's instruction with regard to the Exchange Offer.

         We urge you to contact your clients promptly. Please note that the Exchange Offer will expire on the Expiration Date unless extended.

         The Exchange Offer is not conditioned upon any minimum number of Original Notes being tendered.

         The Issuer will not pay any fee or commissions to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Original Notes pursuant to the Exchange Offer. The Issuer will pay or cause to be paid any transfer taxes payable on the transfer of Original Notes to it, except as otherwise provided in Instruction 11 of the enclosed Letter of Transmittal.

Additional copies of the enclosed material may be obtained from the Exchange Agent.